UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

MIDCAROLINA FINANCIAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

On June 3, 2011, MidCarolina Financial Corporation began distribution of the following letter and voting instructions to beneficial holders of its common stock whose shares are held for them in nominee name by brokers, banks and other nominees.

3101 South Church Street

P.O. Box 968

Burlington, NC 27215

Phone: 336-538-1600

Facsimile: 336-538-1603

May 31, 2011

Dear Shareholder,

We recently mailed proxy materials to you for the Special Meeting of Stockholders to be held on June 14, 2011, and according to our records, your vote has not been received.

The Board of Directors unanimously recommends that stockholders vote “FOR” the proposals as set forth in the proxy statement that was previously sent.

Your vote is extremely important and your shares cannot be voted unless you give your specific instructions. Please vote today by using the toll free telephone voting service or the internet. Voting instructions are located on the enclosed buckslip. You may also vote by signing, dating and returning the voting instruction form in the envelope provided.

If you have any questions regarding voting, you may call our proxy solicitor, Morrow & Co., LLC, toll free at 877.815.6525.

Sincerely,

MidCarolina Financial Corporation

Charles T. Canaday, Jr.
President and Chief Executive Officer

Enclosures

In addition to voting your Voting Instruction Form by mail, there are also two easy ways to vote!

Vote by Telephone		Vote by Internet

Call Toll Free on a Touch-Tone Phone		Go to Website

1-800-454-8683		WWW.PROXYVOTE.COM

Follow these four easy steps:		Follow these four easy steps:

1.	Read the accompanying proxy material and Voting Instruction Form.	1.	Read the accompanying proxy material and WHITE voting instruction form.

2.	Call 1-800-454-8683.	2.	Go to Website WWW.PROXYVOTE.COM

3.	Enter your 12 digit Control Number located on the right hand side of your Voting Instruction Form.	3.	Enter your 12 digit Control Number located on the right hand side of your WHITE voting form.

4.	Follow the recorded instructions.	4.	Follow the instructions provided.

Your vote is important! Call 1-800-454-8683 Anytime!		Your vote is important! Go to WWW.PROXYVOTE.COM Anytime!

IF YOU NEED ASSISTANCE VOTING YOUR SHARES,

PLEASE CALL MORROW & CO. AT 1-877-815-6525.